UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 23, 2011

COMSTOCK MINING INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-32429 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)

1200 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  775-847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2011, at the Annual Meeting of Comstock Mining Inc. (the "Company"), the stockholders approved, and the Company adopted, the Comstock Mining Inc. 2011 Equity Incentive Plan (the “Plan”). The Plan will be administered by the Compensation Committee of the Board of Directors (“Committee”). Any employee of the Company or a subsidiary of the Company providing services to the Company or any of its subsidiaries who is specifically identified by the Committee, and any non-employee director of the Company or any of its subsidiaries is eligible to receive awards under the Plan. The maximum number of shares of the Company’s common stock, par value $0.000666 per share, that may be delivered pursuant to awards granted under the Plan is 6,000,000 shares of common stock. Awards may be made under the Plan in the form of options (incentive stock options or nonqualified stock options), stock grants (whether or not subject to restrictions and other stock based awards (which would include stock appreciation rights, stock units and dividend equivalents, among others), or any combination of the foregoing.  The term of the Plan ends on June 22, 2021. A copy of the Plan is attached as Exhibit 10.1 hereto.

Item 5.07.       Submission of Matters to a Vote of Security Holders.

On June 23, 2011, (the “Company”) held its Annual Meeting. During this meeting, stockholders of the Company were asked to consider and vote upon three proposals: (1) election of the five nominees set forth in the 2011 Proxy Statement to the Board of Directors; (2) ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm; and (3) approval of the Comstock Mining Inc. 2011 Equity Incentive Plan.

As of the record date for the Annual Meeting, June 7, 2011, there were 23,882,470 shares of common stock and 63,088 shares of preferred stock outstanding and entitled to vote, of which the holders of 171,684,285 shares of common stock or common stock equivalents were represented in person or by proxy at the Annual Meeting. For each proposal, the results of the shareholder voting were as follows:

1. Election of directors. All of the nominees for directors were elected to serve for a term which expires at the annual meeting of stockholders in 2012, by the votes set forth in the table below.

Nominee	Voted For	Withheld	Broker Non-Votes
Corrado De Gasperis	171,540,928	143,357	0
Scott H. Jolcover	171,540,992	143,293	0
William J. Nance	171,647,309	36,976	0
Robert A. Reseigh	171,633,913	50,372	0
John V. Winfield	171,526,616	157,667	0

2. Ratification of appointment of independent registered public accounting firm. The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was ratified by the stockholders by the votes set forth in the table below.

Voted For	Voted Against	Abstain	Broker Non-Votes
171,656,308	18,962	9,015	0

3. Approval of equity incentive plan. The stockholders approved the Comstock Mining Inc. 2011 Equity Incentive Plan by the votes set forth in the table below.

Voted For	Voted Against	Abstain	Broker Non-Votes
171,216,149	429,701	38,435	0

Item 8.01.       Other Events.

On June 23, 2011, the Company gave a presentation at its Annual Meeting.  The presentation is posted on the Company’s website, www.comstockmining.com, and attached hereto as Exhibit 99.1.

Item 9.01.       Financial Statements and Exhibits

Exhibit No.	Description
10.1	Comstock Mining Inc. 2011 Equity Incentive Plan.
99.1	Presentation dated June 23, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.

Date: June 29, 2011	By:	/s/ Corrado De Gasperis
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Comstock Mining Inc. 2011 Equity Incentive Plan.
99.1	Presentation dated June 23, 2011.